     As filed with the Securities and Exchange Commission on March 21, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              QUALCOMM INCORPORATED
             (Exact Name Of Registrant As Specified In Its Charter)


                DELAWARE                                   95-3685934
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or Organization)


                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 587-1121
                    (Address Of Principal Executive Offices)


                     SNAPTRACK, INC. 1995 STOCK OPTION PLAN
                             NON-PLAN STOCK OPTIONS
                            (Full Title Of The Plan)


                                IRWIN MARK JACOBS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              QUALCOMM INCORPORATED
                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 587-1121
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)

                                   COPIES TO:

                             FREDERICK T. MUTO, ESQ.
                              THOMAS A. COLL, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 550-6000

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
  TO BE REGISTERED      REGISTERED (1)        SHARE (2)             PRICE (2)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
common stock, par         1,555,325         $0.02 - $5.30         $2,048,705.62            $540.86
value $.0001
=========================================================================================================



(1) On March 1, 2000, the Registrant completed the acquisition of SnapTrack, Inc., a Delaware corporation ("SnapTrack"). In connection with the acquisition, the Registrant assumed the obligations under SnapTrack's 1995 Stock Option Plan (the "1995 Plan") and is obligated to issue up to 1,548,248 shares of common stock of the Registrant pursuant to the exercise of stock options that were outstanding under the 1995 Plan on the date the acquisition of SnapTrack was consummated. The Registrant does not anticipate issuing any additional stock options under the 1995 Plan. In addition, the Registrant assumed options issued outside of the 1995 Plan to purchase up to 7,077 shares of Registrant's common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and the aggregate offering price are calculated on the basis of the actual exercise price upon which the options may be exercised.

-----------------------------------------------------------------------------------------------------
         CLASS OF SHARES              NUMBER OF SHARES       OFFERING PRICE PER        AGGREGATE
                                                                    SHARE           OFFERING PRICE
-----------------------------------------------------------------------------------------------------
common stock issuable pursuant             160,286                 $0.13              $20,837.18
to outstanding options under the
1995 Plan
-----------------------------------------------------------------------------------------------------
common stock issuable pursuant             241,763                 $0.29              $70,111.27
to outstanding options under the
1995 Plan
-----------------------------------------------------------------------------------------------------
common stock issuable pursuant             514,464                 $1.03              $529,897.92
to outstanding options under the
1995 Plan
-----------------------------------------------------------------------------------------------------
common stock issuable pursuant             421,061                 $1.59              $669,486.99
to outstanding options under the
1995 Plan
-----------------------------------------------------------------------------------------------------
common stock issuable pursuant             112,686                 $2.12              $238,894.32
to outstanding options under the
1995 Plan
-----------------------------------------------------------------------------------------------------
common stock issuable pursuant             97,988                  $5.30              $519,336.40
to outstanding options under the
1995 Plan
-----------------------------------------------------------------------------------------------------
common stock issuable pursuant             7,077                   $0.02               $141.54
to outstanding options issued
outside of the 1995 Plan
-----------------------------------------------------------------------------------------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The contents of the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission are incorporated by reference herein:

        1.     Registration Statement No. 33-45083 filed January 16, 1992;
        2.     Registration Statement No. 33-78150 filed April 26, 1994;
        3.     Registration Statement No. 33-78158 filed April 26, 1994;
        4.     Registration Statement No. 333-2752 filed March 25, 1996;
        5.     Registration Statement No. 333-2754 filed March 25, 1996;
        6.     Registration Statement No. 333-2756 filed March 25, 1996;
        7.     Registration Statement No. 333-32013 filed July 24, 1997;
        8.     Registration Statement No. 333-69457 filed December 22, 1998; and
        9.     Registration Statement No. 333-95291 filed January 24, 2000.

                                    EXHIBITS

EXHIBIT
NUMBER

5.1     Opinion of Cooley Godward LLP.

23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2 Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1 to this Registration Statement.

24      Power of Attorney is contained on the signature pages.

99.1    SnapTrack, Inc. 1995 Stock Option Plan, as amended.

99.2    Form of Non-Plan Option

-------------

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 20, 2000.


                                          QUALCOMM INCORPORATED



                                          By /s/ IRWIN MARK JACOBS
                                             ----------------------------------
                                             Irwin Mark Jacobs, Chairman of the
                                             Board and Chief Executive Officer



                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints IRWIN MARK JACOBS and ANTHONY S. THORNLEY and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                               DATE
/s/ IRWIN MARK JACOBS
-------------------------------   Chairman of the Board, Chief        March 20, 2000
Irwin Mark Jacobs                 Executive Officer and Director
                                  (Principal Executive Officer)

/s/ ANTHONY S. THORNLEY
-------------------------------   Executive Vice President and        March 20, 2000
Anthony S. Thornley               Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)


/s/ RICHARD C. ATKINSON           Director                            March 20, 2000
-------------------------------
Richard C. Atkinson



                                  Director                            March __, 2000
-------------------------------
Adelia A. Coffman



/s/ DIANA LADY DOUGAN             Director                            March 20, 2000
-------------------------------
Diana Lady Dougan



/s/ NEIL KADISHA                  Director                            March 20, 2000
-------------------------------
Neil Kadisha



/S/ ROBERT E. KAHN                Director                            March 20, 2000
-------------------------------
Robert E. Kahn



/S/ JEROME S. KATZIN              Director                            March 20, 2000
-------------------------------
Jerome S. Katzin



/S/ DUANE A. NELLES               Director                            March 20, 2000
-------------------------------
Duane A. Nelles



                                  Director                            March __, 2000
-------------------------------
Peter M. Sacerdote



/S/ FRANK SAVAGE                  Director                            March 17, 2000
-------------------------------
Frank Savage



/S/ BRENT SCOWCROFT               Director                            March 20, 2000
-------------------------------
Brent Scowcroft


/S/ MARC I. STERN                 Director                            March 20, 2000
-------------------------------
Marc I. Stern


/S/ ANDREW J. VITERBI             Director                            March 16, 2000
-------------------------------
Andrew J. Viterbi

                                  EXHIBIT INDEX

EXHIBIT
NUMBER

5.1     Opinion of Cooley Godward LLP.

23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2 Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1 to this Registration Statement.

24      Power of Attorney is contained on the signature pages.

99.1    SnapTrack, Inc. 1995 Stock Option Plan, as amended.

99.2    Form of Non-Plan Option

----------------